Exhibit p

Amended and Restated as of November 14, 2005

KOPP FUND GROUP

CODE OF ETHICS

I.  PURPOSE AND CONSTRUCTION

This Code of Ethics (“Code”) is adopted by Kopp Investment Advisors, LLC (“KIA”), Centennial Lakes Capital, LLC (“CLC”), and each investment company for which KIA serves as investment adviser (“Funds”).  The mission of KIA, CLC, and the Funds (collectively, “Kopp Fund Group”) is to provide superior investment returns and client service while adhering to high ethical and professional standards of investment management. The reputation of the Kopp Fund Group and the trust and confidence of those with whom it deals are among its most vital resources.  The protection of these resources is of fundamental importance.  Practices that are incompatible with the ethics of Kopp Fund Group will not be tolerated.  A chief purpose of this Code is to prevent violations of federal and state law, including provisions of the Investment Company Act of 1940, as amended (“1940 Act”), the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the rules and regulations thereunder.  The Code establishes procedures designed to prevent and detect ethical and legal violations; to ensure that employees comply with their fiduciary obligations to KIA clients, including shareholders of the Funds; and to prevent employees with access to certain information from engaging in investment activities that might be harmful to KIA’s clients or that might enable employees to profit illicitly from their relationship to KIA and its clients.  Effective as of November 14, 2005, this Code supersedes the previous code of ethics of KIA.

II.  DEFINITIONS

A.

“Access Person” means any director or employee of, or regular consultant to, Kopp Holding Company, LLC.

B.

“Beneficial Ownership” shall be determined in accordance with the definition of “beneficial owner” set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.  That is, a person must have a “direct or indirect pecuniary interest” to have “Beneficial Ownership” of a Security, which means the person must have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.  Although the following list is not exhaustive, under the Rule and this Code, a person generally would be regarded to be the beneficial owner of the following securities:

(1)

securities held in the person’s own name or the name of the person’s spouse;

(2)

securities held by members of the person’s immediate family sharing the same household who are under 18 or whom the person supports financially;

(3)

securities held by a corporation or similar entity where the person, or an immediate family member sharing the same household, is a controlling shareholder or participates in investment decisions by the entity; and

(4)

securities held by any trust of which the person is (i) a beneficiary and participates in making investment decisions for the trust, (ii) a trustee and either has the opportunity to profit from the trust’s investment operations or a member of the person’s immediate family is a beneficiary of the trust, or (iii) a settlor and can revoke the trust unilaterally and participate in making investment decisions for the trust.

C.

“Client” means any person to whom KIA provides investment advisory services for a fee, including the Funds.  Currently, the Funds consist of the Kopp Emerging Growth Fund (“KEGF”) and the Kopp Total Quality Management Fund (“KTQMF”).

D.

“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

E.

“Disinterested Director” means a Fund director who is not an officer, director, or employee of Kopp Holding Company, LLC or who is not otherwise an “interested person” of such Fund as defined in 1940 Act Section 2(a)(19).

F.

“Personal Securities Transaction” means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership.  A person shall be considered to be “engaging in” or “effecting” a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member).

G.

“Purchase or Sale of a Security” includes any contract to purchase or sell a Security, such as the writing of an option to purchase or sell a Security, but does not include a disposition not involving an investment decision, such as a spin-off or a corporate acquisition even if a shareholder vote is undertaken, or a gift.

H.

“SEC” means the Securities and Exchange Commission.

I.

“Security” or “Securities” has the meaning set forth in 1940 Act Section 2(a)(36) – any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a ‘security’, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, except that it shall not include direct obligations of  the government of the United States; bankers’ acceptance;, bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by registered open-end investment companies, other than the Funds; and shares issued by exchange-traded funds, other than the Funds.

III.  RESTRICTIONS

A.

Nondisclosure of Information.  Fiduciaries have a responsibility to keep all information entrusted to them by their clients in strict confidence, including the client’s identity, financial condition and securities holdings.  The duty of confidentiality continues after termination of the client relationship.  Access Persons and Disinterested Directors generally may not disclose any confidential information about a Client to any third party, except as authorized by the Client, required by law or necessary to service the Client’s account.  In this regard, no Access Person or Disinterested Director shall divulge to any person contemplated or completed securities transactions of any Client, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

B.

Prohibition on Trading While In Possession of Material Non-Public Information.  No Access Person may seek an improper benefit for himself or herself, a Client, or anyone else from material, non-public information about issuers, whether or not the securities of such issuers are held in Client portfolios.  Any Access Person who believes he or she may be in possession of such information, and seeks to act on it, should contact the Chief Compliance Officer immediately.  This prohibition does not preclude an Access Person from contacting officers and employees of issuers or other investment professionals in seeking information about issuers and otherwise legally performing his or her role as an Access Person.

C.

Obligation to Exercise Best Judgment.  An Access Person shall use his or her best judgment in placing or recommending, or deciding not to place or recommend, any transaction on behalf of a Client.  An Access Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by or on behalf of a Client.

D.

General Principles of Personal Investing.  No Access Person shall engage in any Personal Securities Transaction that he or she has reason to know will be detrimental to the best interests of any Client.  When engaging in Personal Securities Transactions, an Access Person shall place Clients’ interests first and conduct such transactions in accordance with this Code and in such a manner as to avoid any actual conflict of interest or abuse of any such person’s position of trust and responsibility.  As a general rule, an Access Person may, subject to the terms and conditions of this Code, enter into Personal Securities Transactions after 2 p.m. each trading day.

E.

Limitations on Personal Securities Transactions.  (The Chief Compliance Officer or his or her designee may grant exceptions to these restrictions in cases of hardship or other appropriate circumstances, such as no market impact or the best interest of a Client.)

(1)

Limitations Related to Timing of Transactions.  The timing of Personal Securities Transactions shall be limited as follows:

(a)

Client Accounts (non-Fund).  An Access Person shall not engage in a Personal Securities Transaction with respect to a particular Security on a day during which any Client account (other than a Fund account) has a pending “buy” or “sell” order for the same Security until the Client order is either executed or withdrawn to the best knowledge of the Access Person; provided, however, that the foregoing restriction shall not apply to Personal Securities Transactions involving shares of the Funds or gifts.

(b)

Fund Accounts (KEGF Only).  An Access Person shall not engage in a Personal Securities Transaction with respect to a particular Security (i) within two calendar days before or after a Fund account trades in the same Security or (ii) on the same day that a Fund account trades in the same Security; provided, however, that the foregoing restrictions shall not apply to Personal Securities Transactions involving Securities traded by KTQMF or involving shares of the Funds or gifts.

(2)

Initial Public Offering Limitations.  An Access Person shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

(3)

Private Placement Limitations.  Personal Securities Transactions involving unregistered Securities shall be limited as follows:

(a)

An Access Person shall not engage in any Personal Securities Transaction of a private placement of Securities (e.g., an offering of Securities that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rule 504, 505 or 506 under such Act).

(b)

An Access Person who has a Beneficial Ownership interest in any Security obtained through a prior private placement shall disclose any such interest to the Chief Compliance Officer if and when he or she becomes involved in a subsequent investment decision relating to that issuer.  Prior approval from the Chief Compliance Officer is required before any such subsequent investment may be made.

(4)

Application to Disinterested Directors.  These restrictions shall not apply to a Disinterested Director, provided that he or she has no actual knowledge of information regarding the purchase and sale of a Security by a Fund.

(5)

Reports.  KIA shall maintain and make available written records of all actions taken under Section III E hereof in the manner required by Rule 17j-1(d) under the 1940 Act.

F.

Prior Clearance of Personal Securities Transactions.  Except as provided below, an Access Person may not enter an order for a Personal Securities Transaction without first obtaining the approval of a Senior Portfolio Manager or KIA’s Chief Financial Officer.  Before effecting such a transaction, the Access Person shall complete a prescribed Preclearance Form (see Exhibit A) describing the proposed transaction, including the number of shares, broker-dealer, and Security involved.  The Preclearance Form will evidence the approval of the transaction or the reason it cannot be approved.  Transaction clearances may be obtained only on the day of the purchase or sale of a Security.  Absent extraordinary circumstances, no person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such transaction has been properly precleared.  KIA shall maintain and make available written records of all actions taken under this Section III F in the manner required by Rule 17j-1(d) under the 1940 Act.  The prior clearance requirements set forth herein shall not apply to Disinterested Directors or to transactions by Access Persons (i) pursuant to automatic investment plans or commitments, (ii) for accounts over which such persons do not have any influence or control, (iii) involving gifts, or (iv) involving shares of the Funds.

IV.   REPORTING REQUIREMENTS

A.

Initial and Annual Reports.  Within ten days of commencing employment and annually thereafter within 45 days of the end of the preceding calendar year, each Access Person shall submit to KIA a report of all Securities owned by such Access Person or in which such Access Person otherwise has a Beneficial Ownership interest.  A certified list of Securities accounts will meet the requirements of this Section IV A if the most recent account statements contain all of the information required by Rule 17j-1(d)(1)(iii)(A).  See Exhibit B for the form of such certification.

B.

Duplicate Brokerage Statements.  Every Access Person shall direct his or her brokers to supply to KIA on a monthly basis duplicate copies of periodic statements for all Securities accounts, except for non-custodial accounts whose purpose is solely settlement of Securities transactions, such as delivery-versus-payment accounts.  If no statement is received for a given period with respect to a Securities account, the Access Person shall be deemed to have made a representation that no reportable transactions occurred during that period in the particular Securities account.

C.

Quarterly Report.  No later than 30 days after the end of each calendar quarter, each Access Person and Disinterested Director shall submit to KIA a report which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such Access Person or Disinterested Director has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

(1)

the date of the transaction, the nature of the transaction, the title and the number of shares, and the principal amount of each Security involved;

(2)

the price at which the transaction was effected; and

(3)

the name of the broker, dealer, or bank with or through whom the transaction was effected.

If no transactions have occurred during the period, the report shall so indicate.  Any report required to be made pursuant to this Section IV C may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.  The quarterly reporting requirements may be satisfied by submitting broker trade confirmations or account statements that contain all of the required information within the required time frames.

D.

Limitations on Reporting Requirements.  Notwithstanding the provisions of Sections IV A, B, and C, no Access Person shall be required to make a report:

(1)

with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control; or

(2)

if such person is a Disinterested Director, except that such Disinterested Director shall file a quarterly report pursuant to Section IV C hereof where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by KIA on behalf of the Fund.

E.

Filing of Reports.  All reports prepared pursuant to this Article IV shall be filed with the Operations Department of KIA.

F.

Periodic Review.  Periodically, the Operations Department shall review the records of each Access Person’s Personal Securities Transactions to determine whether such transactions comply with the provisions of this Code.  The Operations Department shall also review all initial, quarterly, and annual reports.

G.

Reports to Fund Boards of Directors.  On behalf of the Funds, CLC, and itself, KIA shall prepare (i) a quarterly written report to the board of directors of the Funds containing a list of any material violations of the Code that required significant remedial action and the action taken to remedy the violation during the quarter and (ii) an annual report to the board of directors of the Funds certifying that the Kopp Fund Group has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

V.  ENFORCEMENT AND SANCTIONS

A.

General.  All material violations or apparent material violations of the Code shall be brought to the attention of the CEO and Chief Compliance Officer of KIA.  The appropriate individual or individuals shall determine whether a material violation has occurred, and if so found, sanctions may be imposed.  Such sanctions may include disgorgement of profits, charitable donation, or any other reasonable or appropriate remedy.

B.

Non-Exclusivity of Sanctions.  With respect to material violations involving a Fund, the imposition of sanctions hereunder by KIA shall not preclude the imposition of additional sanctions by the board of directors of such Fund and shall not be deemed a waiver of any rights by such Fund.  Prior to any such determination by a Fund’s board of directors, the person charged with a material violation shall have an opportunity to respond to the charges in front of such board of directors.

C.

Certification of Compliance.  Each Access Person must certify annually in writing that (1) he or she has read and understand the Code, (2) he or she has complied with the requirements of the Code, and (3) he or she has reported all Personal Securities Transactions required to be disclosed pursuant to the requirements of the Code.  KIA shall maintain and make available copies of such written certifications in the manner required by 1940 Act Rule 17j-1(d).  See Exhibit B for the form of such certification.

VI.  GIFTS AND DIRECTORSHIPS

A.

Gifts.  No Access Person shall accept any gift or other gratuity of value greater than $100 with respect to any Client account, including a Fund, from any person or entity that does business with KIA.

B.

Service as Director.  An Access Person may not serve as a director of a publicly traded company without the prior written authorization of KIA.  Should any Access Person receive such authorization, any transaction by any Client account involving the Securities of any such publicly traded company while such Access Person is serving as a director will be required to be approved in advance, in writing by KIA.

C.

Disinterested Directors.  The restrictions set forth in this section shall not apply to Disinterested Directors.

VII.  MISCELLANEOUS PROVISIONS

A.

Amendment.  KIA reserves the right to amend or supplement this Code of Ethics from time to time, provided that any such amendment shall be consistent with the 1940 Act and other applicable securities laws.

B.

Maintenance of Records.  KIA shall, on its own behalf and on behalf of the Funds and CLC, maintain and make available records with respect to the implementation of the Code in the manner and for the time required by the federal securities laws.

Exhibit A

KOPP FUND GROUP

CODE OF ETHICS

PRECLEARANCE FORM

A.

REQUEST FOR APPROVAL

Date	PURCHASE # shares	SELL # shares

Symbol	Security Description

Acct Number	Acct Name

The undersigned access person hereby certifies to Kopp Investment Advisors that he/she is not in possession of material, non-public information with respect to this issue and that this trade is fully compliant with the Kopp Fund Group Code of Ethics.

Access Person Signature

B.

AUTHORIZATION  Reviewed by Senior Portfolio Manager (Lee Kopp, Sally Anderson or Steve Crowley) or Chief Financial Officer (John Flakne)

Issue (other than Fund shares) owned in KIA non-Fund client accounts	Yes	No
Issue (other than Fund shares) traded today at KIA for non-Fund client accounts	Yes	No
Issue traded today or within the past two days (or planned for trading within the next two days) for KEGF	Yes	No
Could this request conflict with KIA client activity?	Yes	No

Explain

Signature:

Senior Portfolio Manager (Lee Kopp, Sally Anderson or Steve Crowley) or Chief Financial Officer (John Flakne)

Date:                                     **AUTHORIZATION VALID ONLY ON DAY OF APPROVAL**

C.

EXECUTION  (Access Person:  complete the blanks or indicate attachment)

Date                                      Time                                      Price              Firm

___________  Attached is a printed confirmation of the electronic trade execution

***** RETURN COMPLETED FORM TO CAROL GWINN *****

Exhibit B

KOPP FUND GROUP

CODE OF ETHICS

ANNUAL CERTIFICATION FORM

This form is required by the Kopp Fund Group Code of Ethics (the “Code”).  Capitalized terms used in this form and not otherwise defined have the same meanings as set forth in the Code.

To enable Kopp Fund Group to monitor my Personal Securities Transactions, as well as those of my immediate family, I submit this list of accounts.  In addition, attached to this form is a list of all accounts holding shares in the KEGF and/or the KTQMF in which I or my immediate family have Beneficial Ownership.  These accounts reflect all Securities owned by me or in which I have a Beneficial Ownership interest as of the date hereof.  Upon opening or closing any Securities account or otherwise changing my Securities positions, I will immediately notify KIA.

Title of Account	Name of Custodian	Account No.

_________________	_________________	_________________
_________________	_________________	_________________
_________________	_________________	_________________
_________________	_________________	_________________
_________________	_________________	_________________
_________________	_________________	_________________

I hereby acknowledge receipt of the Kopp Fund Group Code of Ethics.  I have (1) read and understand the Code, (2) complied with the requirements of the Code over the past year, and (3) reported all Personal Securities Transactions required to be disclosed pursuant to the requirements of the Code over the past year.

____________________________________	____________________________________
Signature	Date

____________________________________
Printed Name

***** RETURN COMPLETED FORM TO BARB ABEL *****

11/05